UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2021

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On May 3, 2021, Box, Inc. issued a press release in response to public statements made by Starboard Value. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: May 3, 2021

	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary

Exhibit 99.1

Box Responds to Starboard Value and Reiterates the Board’s Unified Commitment to Stockholder Value Creation

May 03, 2021 06:25 PM Eastern Daylight Time

REDWOOD CITY, Calif. – (BUSINESS WIRE) – Box, Inc. (NYSE: BOX) today issued the following statement in response to the letter issued by Starboard Value LP (“Starboard”):

Over the last two years, the Box Board of Directors and management team have embraced suggestions from Starboard and other stockholders, taking meaningful action to enhance Box’s corporate governance and improve profitability, while also pursuing a comprehensive review of a wide range of strategic options. Building on these actions and in alignment with feedback from stockholders, including Starboard, the company is intently focused on accelerating top-line growth while continuing to drive increased profitability. The Board has been unified and unwavering in its commitment to acting in the best interests of all stockholders.

Proactive Governance Actions and World Class Board

As part of an agreement reached with Starboard in March 2020, the Box Board was significantly refreshed through the replacement of three long-standing directors with three new independent directors, including two former CEOs and one CFO at leading publicly traded technology companies, who added important skillsets and diverse perspectives. One of the new directors approved by Starboard, Jack Lazar, was recently appointed Chair of the Audit Committee, and another of the new directors approved by Starboard, Bethany Mayer, was appointed Chair of the Compensation Committee. Additionally, the Board recently approved the separation of the Chair of the Board and Chief Executive Officer roles, and appointed Ms. Mayer as Chair of the Board.

These Board refreshments are in addition to the three directors with significant enterprise technology experience – Sue Barsamian, Kim Hammonds, and Peter Leav – who have been added to the Box Board since 2018. In connection with the closing of the recently announced KKR-led transaction, an additional independent director, John Park, Head of Americas Technology Private Equity at KKR, will be added. As a result, Box has a diverse and independent Board with directors who bring extensive technology experience across enterprise and consumer markets, enterprise IT, and global go-to-market strategy, as well as deep financial acumen and proven track records of helping public companies drive disciplined growth, profitability, and stockholder value. Furthermore, seven of the ten directors on the Box Board will have joined the Board within the last three years.

Strong Financial Results

As part of the March 2020 agreement with Starboard, the Box Board also formed an Operating Committee, consisting entirely of independent directors. In the past year, under the oversight of the Operating Committee, the company has made substantial progress across all facets of the business – strategic, operational and financial – as demonstrated by the strong results reported for the full year of fiscal 2021:

•	Revenue growth rate plus free cash flow margin of over 26%, exceeding stated target of 25%, and nearly double the results from fiscal 2020;

•	Revenue of $771 million, an 11% increase year-over-year;

•	RPO of $897 million, up 17% year-over-year;

•	Non-GAAP operating margin of over 15%, a 14 percentage point increase year-over year; and

•	Free cash flow of $120 million, compared to negative $7.2 million in fiscal 2020.

It is clear that Box’s strategy is working. The company has observed growing demand for its more advanced capabilities, such as Box Shield and Box Relay, and drove more Suites adoption due to innovation and product portfolio enhancements. In the fourth quarter of fiscal year 2021, Box had a record 45% attach rate for Suites, as well as a 60% attach rate for Box Shield, in its six-figure deals. This has resulted in over 1,200 customers paying more than $100,000 annually, up 10% year-over-year, and 99 $1 million customers, up 24% year-over-year.

Looking ahead, the company is well positioned to achieve a revenue growth rate between 12% to 16%, with operating margins of between 23% to 27% by fiscal 2024. Based on the customer momentum underway as well as the company’s product roadmap and the total addressable market opportunity, Box remains confident in its ability to achieve its goals.

Board’s Comprehensive Review of Value-Enhancing Strategic Options

As the management team has executed the company’s strategy, the Box Board has been, and continues to be, focused on ways to support and accelerate that strategy, while driving stockholder value. As part of this effort, the Board formed a Strategic Committee of four independent directors, including the three directors who were appointed in 2020 in conjunction with the agreement with Starboard. This Committee, with the support of financial and legal advisors, undertook a multi-month comprehensive review of a wide range of strategic options to determine the best possible path forward for Box and its stockholders. Undertaking this review had been a key component of Starboard’s feedback.

As a result of this review, in April 2021, the Strategic Committee unanimously recommended, and the Board unanimously approved, an agreement for KKR to lead a $500 million investment in Box in the form of convertible preferred stock and to appoint Mr. Park to the Board. Substantially all of the proceeds are to be used to fund a share repurchase through a “Dutch auction” self-tender for up to $500 million of the company’s common stock. Box’s Board concluded that this transaction and partnership with KKR, along with the repurchase of shares, will best position the company to deliver value to Box stockholders in both the near- and long-term. The transaction provides the ability for stockholders to elect to either monetize their investment or participate in any upside potential with KKR as a committed partner. Further, Mr. Park’s appointment will enable the company to benefit from a stockholder representative and his proven track record of driving growth, and substantial experience advising and supporting software and other technology companies with a focus on the cloud.

Constructive Engagement with Starboard

Over the last several months, the Board has engaged in a regular and ongoing dialogue with Starboard in an effort to find a mutually agreeable path forward. Box continues to engage with Starboard in good faith; however, the company does not believe additional changes to the Board are warranted or in the best interests of all stockholders. The Board as currently constructed, including the three independent directors appointed as part of the March 2020 agreement with Starboard, has overseen significant progress. With an experienced, diverse and independent Board, and a strategy that is already yielding results, Box is building on its leadership in cloud content management and driving the company’s next phase of growth. Box continues to be open to feedback from Starboard and other stockholders to drive long-term value.

Box will present the Board’s nominations in its proxy statement, which will be filed with the U.S. Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2021 Annual Meeting. Box stockholders are not required to take any action at this time.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Box. Wilson Sonsini Goodrich & Rosati, P.C. and Sidley Austin LLP are serving as legal advisors to Box.

About Box

Box (NYSE:BOX) is a leading cloud content management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Forward-Looking Statements

Certain statements contained herein contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the contemplated investment and whether and when such investment would be consummated and achievement of its potential benefits; any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method (whether by tender offer or otherwise) any such repurchase would be consummated, and the per share price of any such repurchase; our future financial and operating results, including expectations regarding revenues, deferred revenue, billings, remaining performance obligations, gross margins and operating income; our market opportunity, business plan and ability to effectively manage our growth; our ability to maintain an adequate rate of revenue and billings growth and our expectations regarding such growth; our ability to achieve profitability and expand or maintain positive cash flow; our ability to achieve our long-term margin objectives; our ability to grow our unrecognized revenue and remaining performance obligations; our expectations regarding our revenue mix; costs associated with defending intellectual property infringement and other claims and the frequency of such claims; our ability to attract and retain end-customers; our ability to further penetrate our existing customer base; our expectations regarding our retention rate; our ability to displace existing products in established markets; our ability to expand our leadership position as a cloud content management platform; our ability to timely and effectively scale and adapt our existing technology; our ability to timely and effectively scale and adapt our existing technology; our investment strategy, including our plans to further invest in our business, including investment in research and development, sales and marketing, our data center infrastructure and our professional services organization, and our ability to effectively manage such investments; our ability to expand internationally; expectations about competition and its effect in our market and our ability to compete; the effects of seasonal trends on our operating results; use of non-GAAP financial measures; our belief regarding the sufficiency of our cash, cash equivalents and our credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months; our expectations concerning relationships with third parties; our ability to attract and retain qualified employees and key personnel; our ability to realize the anticipated benefits of our partnerships with third parties; the effects of new laws, policies, taxes and regulations on our business; management’s plans, beliefs and objectives, including the importance of our brand and culture on our business; our ability to maintain, protect and enhance our brand and intellectual property; and future acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets. These statements are based on estimates and information available to us at the time of this presentation and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Certain Information Regarding the Tender Offer

The description contained herein is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of Box’s common stock. A tender offer for the outstanding shares of Box’s common stock has not commenced. If a tender offer is commenced, if ever, Box will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Box’s stockholders at no expense to them through Box’s Investor Relations website at www.boxinvestorrelations.com. In addition, those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Box intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 annual meeting of stockholders. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by Box with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

Box, its directors and certain of its executive officers are participants in the solicitation of proxies from Box stockholders in connection with matters to be considered at Box’s 2021 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of Box’s directors and executive officers, in Box is included in Box’s Proxy Statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on May 28, 2020,Box’s Annual Report on Form 10-K for the year ended January 31, 2021, filed with the SEC on March 19, 2021 and in Box’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of Box’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Box will be set forth in the Proxy Statement for Box’s 2021 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Investor Relations:

Elaine Gaudioso

650-209-3467

ir@box.com

or

Innisfree M&A Incorporated

Larry Miller / Jennifer Shotwell

212-750-5833

Media Contact:

Denis Roy / Rachel Levine

650-569-0122

press@box.com

or

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Dan Moore

212-355-4449